UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of McDermott International, Inc. (“McDermott”) took the following actions relating to the compensation of McDermott’s chief executive officer, chief financial officer, each currently employed executive officer listed in the Summary Compensation Table in McDermott’s proxy statement for its 2013 Annual Meeting of Stockholders and each other currently employed executive officer expected to be listed in the Summary Compensation Table in McDermott’s proxy statement for its 2014 Annual Meeting of Stockholders (collectively, the “Named Executive Officers”), which actions were approved by the Board on March 6, 2014.

2014 Annual Base Salaries. The Compensation Committee made no adjustments to annual base salaries for the Named Executive Officers.

2014 Annual Cash Bonus. The Compensation Committee established 2014 annual target award opportunities for participants in McDermott’s Executive Incentive Compensation Plan (the “EICP”), including the Named Executive Officers. For the year ending December 31, 2014, the target award opportunities for the Named Executive Officers are as follows:

Named Executive Officer	Target EICP Award Opportunity (as a percentage of 2014 annual base salary earned)
David Dickson	100%
Perry L. Elders	70%
Gary L. Carlson	70%
Scott V. Cummins	70%
Liane K. Hinrichs	70%

The 2014 annual bonuses will be earned based upon the achievement of financial, corporate and individual performance goals, as set forth below.

The Compensation Committee approved financial performance goals, which generally represent 50% of a participant’s total award opportunity, and are based on McDermott’s consolidated operating income, free cash flow (defined as cash from operations less capital expenditures), order intake and operating margins on order intake. Each component of the financial performance goals will represent 25% of the total portion of a participant’s award attributable to financial performance goals, and determine the threshold (50%), target (100%) and maximum (200%) payment a participant would be eligible to earn under the financial performance component of the EICP in 2014; provided, however, that, for the 25% of the financial performance goals pertaining to operating income, no payments shall be made for performance below the target performance level. The Compensation Committee established the performance goals based on management’s internal projections of 2014 financial results.

The corporate performance goals, which represent 25% of a participant’s total award, are generally to be considered based 10% on the participant’s support of and cooperation with other organizational entities, 5% on the participant’s achievement of health, safety and environmental metrics, 5% on an ethics and compliance component and 5% on the participant’s employee development and succession planning, in each case as determined by the Compensation Committee for the Chief Executive Officer, and by the Chief Executive Officer for each other participant, including the Named Executive Officers.

The remaining 25% of a participant’s total award will be determined with reference to the achievement of the participant’s individual performance goals, established by the Compensation Committee for the Chief Executive Officer, and established by the Chief Executive Officer for each other participant, including the Named Executive Officers.

Once a participant’s 2014 annual bonus is preliminarily determined, it will then be (1) for the Chief Executive Officer, subject to adjustment by the Committee, and (2) for the remaining participants in the EICP, including the Named Executive Officers, subject to adjustment by the Chief Executive Officer, with any such adjustment subject to the approval of the Compensation Committee. In no event may any Named Executive Officer’s annual bonus exceed two times their target EICP award opportunity. The Compensation Committee has the discretion to reduce the amount of any payout, even if performance goals have been achieved.

2014 Long-Term Incentive. The Compensation Committee approved the type of grants and form of grant agreements to be used in connection with the 2014 annual long-term incentive awards. The 2014 awards include, for each Named Executive Officer, grants of restricted stock units and performance shares, in the approximate grant date fair value amounts set forth below. The grants were all made pursuant to our 2009 McDermott International, Inc. Long-Term Incentive Plan. The foregoing description of the grants of restricted stock units and performance shares is a summary and is qualified in its entirety by reference to the forms of the restricted stock unit and performance share grant agreements, which are included as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Named Executive Officer	Restricted Stock Units	Performance Shares
David Dickson	$2,400,000	$1,600,000
Perry L. Elders	$600,000	$400,000
Gary L. Carlson	$450,000	$300,000
Scott V. Cummins	$600,000	$400,000
Liane K. Hinrichs	$600,000	$400,000

Perquisite Allowance. The Compensation Committee approved a perquisite allowance for certain of our executive officers, including each of the Named Executive Officers. The perquisite allowance is in the amount of $20,000, is paid in cash and may be used for any purpose determined by the recipient and is in lieu of any reimbursements made by McDermott to those executive officers receiving the perquisite allowance for any individual perquisite, with the exception of any company-required spousal travel for (1) the Chief Executive Officer, and (2) the remaining Named Executive Officers, as approved by the Chief Executive Officer.

Deferred Compensation Plan Company Contribution. The Compensation Committee approved a 2014 company contribution under the McDermott International, Inc. Director and Executive Officer Deferred Compensation Plan (the “Deferred Compensation Plan”) for certain of our executive officers, including the Named Executive Officers, in an amount of 5% of Compensation (as defined in the Deferred Compensation Plan) received from McDermott during 2013. The Compensation Committee also approved a discretionary contribution under the Deferred Compensation Plan for Mr. Dickson, in the amount of $35,269, which amount is intended to represent the value of Mr. Dickson’s annual-base salary he would have earned for the period from January 1, 2013 through his October 31, 2013 date of hire.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of 2014 Restricted Stock Unit Grant Agreement.

10.2	Form of 2014 Performance Share Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Perry L. Elders
Perry L. Elders
Senior Vice President and Chief Financial Officer

March 7, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of 2014 Restricted Stock Unit Grant Agreement.

10.2	Form of 2014 Performance Share Grant Agreement.